Exhibit 99.1

NEWS RELEASE

For more information contact:

FEI Company

Fletcher Chamberlin

Investor Relations

(503) 726-7710

fletcher.chamberlin@fei.com

FEI Company Reports Third Quarter Financial Results

Bookings Increase 25% from the Second Quarter to a Record $175.3 million

HILLSBORO, Ore., October 28, 2008 — FEI Company (NASDAQ: FEIC) reported all-time record bookings in the third quarter. Gross margins and operating income improved compared with the second quarter and GAAP earnings per share of $0.11 exceeded prior guidance.

Net sales for the quarter ended September 28, 2008 of $141.8 million were seasonally down 8% compared to the second quarter of 2008 and down 3% compared to the third quarter of 2007. Bookings in the quarter totaled $175.3 million, up 25% compared with $140.4 million in the second quarter of 2008 and up 14% compared $153.3 million for the third quarter of 2007. The backlog at the end of the quarter was $329.5 million, the highest in the company’s history. Over 90% of the backlog is expected to ship in the next 12 months.

Operating income for the third quarter of 2008 was $6.2 million, compared with $4.9 million in the second quarter of 2008 and $13.5 million in last year’s third quarter. Restructuring expenses in the latest quarter reduced operating income by $1.2 million or $0.03 per diluted share. Net income for the third quarter of 2008 was $3.9 million, compared with $4.9 million in the second quarter of 2008 and $13.4 million in last year’s third quarter. Diluted earnings per share in the latest quarter were $0.11, compared with $0.12 in the second quarter of 2008 and $0.31 in the third quarter of 2007. The gross profit margin was 40.0% in the third quarter of 2008, compared with 38.1% in the second quarter of 2008. Cash and investments increased by $23.2 million in the quarter, and operating cash flow was positive $32.2 million.

“Sequentially, bookings increased in all of our markets,” said Don Kania, president and CEO of FEI. “Our Research & Industry segment was buoyed by continued global investment in our best-in-class tools, including the largest single order in the company’s history. At the same time, our Life Sciences business continues to gain traction with record orders, driven by the success of our new products. Electronics bookings were also strong, as customers invested in technology, as expected.

“Revenue was sequentially down in the quarter, due to expected seasonality and the effects of a stronger dollar,” continued Kania. “Sequentially higher margins resulted from improved operations, improved Service margins and the beneficial impact of the stronger dollar. For the fourth quarter, a seasonally strong quarter, revenue will be moderated by the strengthening of the U.S. dollar. We expect sequential margin improvement due to higher-margin new products, foreign exchange and the early impact of our restructuring program. While Electronics orders will weaken in the quarter, the outlook for the Research & Industry and Life Sciences segments of our business remains positive, despite global economic turmoil. We expect to enter 2009 with a substantial backlog.”

Bookings and revenue comparisons for the company’s market segments and other data are included in the supplementary information attached to this release, along with detailed statements of operations and balance sheets.

Guidance for Q4 2008

Assuming an average euro/dollar exchange rate of $1.35, down 11% from the average rate of the third quarter, FEI expects net sales fourth quarter of 2008 to be in the range of $141 million to $148 million. GAAP earnings per share are expected to be in the range of $0.11 to $0.17, assuming a 25% tax rate and restructuring charges estimated at $0.02 to $0.03.

Investor Conference Call — 2:00 p.m. PDT Tuesday, October 28, 2008

Parties interested in listening to FEI’s quarterly conference call may do so by dialing 1-866-250-2351 (domestic, toll-free) or 1-303-262-2211 (international) and asking for the FEI Third Quarter Earnings call. The call can also be accessed via the web by going to FEI’s Investor Relations page at www.fei.com, where the webcast will also be archived. A telephone replay of the call will also be accessible for one month by dialing 1-800-405-2236 (US) or 1-303-590-3000 (international) and entering the access code 11121376#.

About FEI

FEI (Nasdaq: FEIC) is the world leader in pioneering technologies and applications that deliver imaging solutions for 3D characterization, analysis and modification/prototyping with resolutions down to the sub-Ångström level. Our customers, working in advanced research and manufacturing, are supported by field-experienced applications specialists. They have open

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access to FEI’s prestigious global user network so they can succeed in accelerating nanoscale discovery and contribute to better living through new product commercialization. FEI’s NanoPorts in North America, Europe and Asia provide centers of technical excellence where our world-class community of customers and specialists collaborate on the ongoing development of new ideas and innovative solutions. FEI has sales and service operations in more than 50 countries around the world. More information can be found at: www.fei.com.

Safe Harbor Statement

This news release contains forward-looking statements that include our guidance for the fourth quarter of 2008; the preliminary outlook for 2009; expected demand in our markets; the expected shipment of our backlog; expectations for future bookings and backlog; the impact of foreign exchange rates on our results; expected tax rates; the impact of the planned restructuring; expected margin improvement; and the impact of new products. Factors that could affect these forward-looking statements include, but are not limited to, global economic crisis, the strength and potential weakness of the Research and Industry, Electronics and Life Sciences segments; the potential impact on government funding of technology investments due to global financial system rescue programs; cyclical changes in the data storage and semiconductor industries, which are the major components of the Electronics market; fluctuations in foreign exchange, interest and tax rates; changes in tax rate and laws and accounting rules regarding taxes; our continued ability to maintain deferral accounting of hedge transactions; valuation of the auction rate securities we hold and classification of them on the balance sheet; inability to produce a higher volume of products with existing personnel or facilities; reduced profitability due to failure to achieve or sustain margin improvement in service or product manufacturing; the relative mix of higher-margin and lower-margin products; failure to achieve expected benefits of restructuring plans; changes in restructuring plans; risks associated with shipping a high percentage of the company’s quarterly revenue in the last month of the quarter; difficulty in obtaining parts from suppliers; inability to achieve cost reductions in manufacturing or other areas; lower than expected customer orders; cancellation of customer orders; customer requests to defer planned shipments; failure of customers to adopt new technologies; increased competition and new product offerings from competitors; lower average sales prices and reduced margins on some product sales due to increased competition; failure of the company’s products and technology to find acceptance with customers; delays in shipping products for technical performance, component supply or other reasons; potential additional restructurings and reorganizations not presently anticipated; reduced sales due to geopolitical risks; changes in trade policies and tariff regulations; changes in the regulatory environment in the nations where we do business; inability to overcome technological barriers; additional selling, general and administrative or research and development expenses; additional costs related to future merger and acquisition activity; and failure of the company to achieve anticipated benefits of acquisitions and collaborations, including failure to achieve financial goals and integrate future acquisitions successfully. Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.

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FEI Company and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 28, 2008	June 29, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$131,956	$84,467	$280,593
Short-term investments in marketable securities	41,455	44,837	152,041
Short-term restricted cash	17,947	19,395	20,984
Receivables	152,272	172,998	157,120
Inventories	149,899	157,763	138,762
Deferred tax assets	3,499	3,524	4,788
Other current assets	34,331	41,171	36,273

Total current assets	531,359	524,155	790,561
Non-current investments in marketable securities	101,287	118,857	12,758
Long-term restricted cash	21,383	23,206	24,621
Non-current inventories	42,274	44,386	42,168
Property plant and equipment, net	76,690	76,173	74,700
Purchased technology, net	1,502	2,034	2,862
Goodwill	40,866	40,839	40,864
Deferred tax assets	2,460	3,359	2,641
Other assets, net	16,857	19,148	16,834

TOTAL	$834,678	$852,157	$1,008,009

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$38,420	$36,041	$31,156
Accrued payroll liabilities	20,769	19,375	26,833
Accrued warranty reserves	6,485	7,159	6,585
Accrued agent commissions	9,414	8,788	8,401
Deferred revenue	44,048	53,567	60,681
Income taxes payable	3,843	6,945	3,106
Accrued restructuring, reorganization and relocation	641	2,149	580
Current portion of convertible debt	0	1,093	195,882
Other current liabilities	34,748	27,201	29,266

Total current liabilities	158,368	162,318	362,490
Convertible debt	115,000	115,000	115,000
Deferred tax liabilities	4,526	5,161	4,479
Other liabilities	47,310	48,216	38,646
SHAREHOLDERS’ EQUITY:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—	—
Common stock - 70,000 shares authorized; 37,126, 36,638, and 36,405, shares issued and outstanding at September 28, 2008, June 29, 2008, and December 31, 2007	412,800	401,881	395,904
Retained earnings	43,351	39,403	26,398
Accumulated other comprehensive income	53,323	80,178	65,092

Total shareholders’ equity	509,474	521,462	487,394

TOTAL	$834,678	$852,157	$1,008,009

FEI Company and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	September 28, 2008	June 29, 2008	September 30, 2007	September 28, 2008	September 30, 2007
NET SALES:
Products	$106,631	$119,758	$113,565	$343,603	$347,150
Service and components	35,137	34,281	32,223	103,850	95,152

Total net sales	141,768	154,039	145,788	447,453	442,302

COST OF SALES:
Products	60,385	70,384	61,249	197,752	186,552
Service and components	24,681	25,035	23,307	75,154	69,018

Total cost of sales	85,066	95,419	84,556	272,906	255,570

Gross profit	56,702	58,620	61,232	174,547	186,732

OPERATING EXPENSES:
Research and development	17,168	18,496	16,414	53,471	47,883
Selling, general and administrative	31,685	32,460	30,915	96,304	90,661
Amortization of purchased technology	455	459	444	1,367	1,327
Restructuring, reorganization and relocation	1,176	2,271	—	3,447	(404)

Total operating expenses	50,484	53,686	47,773	154,589	139,467

OPERATING INCOME	6,218	4,934	13,459	19,958	47,265

OTHER INCOME (EXPENSE):
Interest income	2,710	4,118	5,902	11,827	15,874
Interest expense	(1,689)	(2,250)	(2,218)	(6,170)	(6,291)
Gain on investment disposals and impairment, net	—	—	511	—	1,167
Other expense, net	(1,612)	(373)	(1,034)	(2,852)	(3,262)

Total other income (expense), net	(591)	1,495	3,161	2,805	7,488

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	5,627	6,429	16,620	22,763	54,753
INCOME TAX EXPENSE	1,679	1,578	3,236	5,810	12,408

INCOME FROM CONTINUING OPERATIONS	3,948	4,851	13,384	16,953	42,345
DISCONTINUED OPERATIONS:
Gain (loss) from discontinued operations	—	—	—	—	—
Gain on disposal, net of income taxes	—	—	—	—	127

INCOME FROM DISCONTINUED OPERATIONS	—	—	—	—	127

NET INCOME	$3,948	$4,851	$13,384	$16,953	$42,472

BASIC NET INCOME PER SHARE DATA:
From continuing operations	$0.11	$0.13	$0.37	$0.46	$1.19

From discontinued operations	$0.00	$0.00	$0.00	$0.00	$0.01

DILUTED NET INCOME PER SHARE DATA:
From continuing operations	$0.11	$0.12	$0.31	$0.44	$0.99

From discontinued operations	$0.00	$0.00	$0.00	$0.00	$0.01

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	36,780	36,499	36,216	36,571	35,505

Diluted	37,306	41,509	46,419	40,415	46,066

FEI Company and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Thirteen Weeks Ended (1)			Thirty-Nine Weeks Ended
	September 28, 2008	June 29, 2008	September 30, 2007	September 28, 2008	September 30, 2007
NET SALES:
Products	75.2%	77.7%	77.9%	76.8%	78.5%
Service and components	24.8%	22.3%	22.1%	23.2%	21.5%

Total net sales	100.0%	100.0%	100.0%	100.0%	100.0%

COST OF SALES:
Products	42.6%	45.7%	42.0%	44.2%	42.2%
Service and components	17.4%	16.3%	16.0%	16.8%	15.6%

Total cost of sales	60.0%	61.9%	58.0%	61.0%	57.8%

Gross profit	40.0%	38.1%	42.0%	39.0%	42.2%

OPERATING EXPENSES:
Research and development	12.1%	12.0%	11.3%	12.0%	10.8%
Selling, general and administrative	22.3%	21.1%	21.2%	21.5%	20.5%
Amortization of purchased technology	0.3%	0.3%	0.3%	0.3%	0.3%
Restructuring, reorganization and relocation	0.8%	1.5%	0.0%	0.8%	-0.1%

Total operating expenses	35.6%	34.9%	32.8%	34.5%	31.5%

OPERATING INCOME	4.4%	3.2%	9.2%	4.5%	10.7%

OTHER INCOME (EXPENSE):
Interest income	1.9%	2.7%	4.0%	2.6%	3.6%
Interest expense	-1.2%	-1.5%	-1.5%	-1.4%	-1.4%
Gain on investment disposals and impairment, net	0.0%	0.0%	0.4%	0.0%	0.3%
Other expense, net	-1.1%	-0.2%	-0.7%	-0.6%	-0.7%

Total other income (expense), net	-0.4%	1.0%	2.2%	0.6%	1.7%

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	4.0%	4.2%	11.4%	5.1%	12.4%
INCOME TAX EXPENSE	1.2%	1.0%	2.2%	1.3%	2.8%

INCOME FROM CONTINUING OPERATIONS	2.8%	3.1%	9.2%	3.8%	9.6%
DISCONTINUED OPERATIONS:
Gain (loss) from discontinued operations	0.0%	0.0%	0.0%	0.0%	0.0%
Gain on disposal, net of income taxes	0.0%	0.0%	0.0%	0.0%	0.0%

INCOME FROM DISCONTINUED OPERATIONS	0.0%	0.0%	0.0%	0.0%	0.0%

NET INCOME	2.8%	3.1%	9.2%	3.8%	9.6%

(1)	Percentages may not add due to rounding.

FEI COMPANY

Supplemental Data Table 1

($ in millions, except per share amounts)

(Unaudited)

	Q3 Ended 9/28/2008	Q2 Ended 6/29/2008	Q3 Ended 9/30/2007
Income Statement Highlights
Consolidated sales	$141.8	$154.0	$145.8
Gross margin	40.0%	38.1%	42.0%
R&D spending	$17.2	$18.5	$16.4
R&D (% of sales)	12.1%	12.0%	11.3%
SG&A	$31.7	$32.5	$30.9
SG&A (% of sales)	22.3%	21.1%	21.2%
Stock compensation expense - COGS	$0.2	$0.2	$0.2
Stock compensation expense - R&D	$0.3	$0.2	$0.3
Stock compensation expense - SG&A	$1.4	$1.4	$0.7
Net income from continuing operations	$3.9	$4.9	$13.4
Net income from discontinued operations	$0.0	$0.0	$0.0
Net income	$3.9	$4.9	$13.4
Diluted earnings per share from continuing operations	$0.11	$0.12	$0.31
Diluted earnings per share from discontinued operations	$0.00	$0.00	$0.00
Interest income add back included in the calculation of diluted EPS	$0.0	$0.2	$1.2
Sales by Market Segment
Electronics	$35.4	$37.7	$48.1
Research & Industry	$47.9	$62.5	$51.6
Life Sciences	$23.4	$19.5	$13.9
Service and Components	$35.1	$34.3	$32.2
Sales by Geography
North America	$51.4	$54.2	$46.5
Europe	$57.4	$62.3	$61.5
Asia-Pacific	$33.0	$37.5	$37.8
Bookings
Total	$175.3	$140.4	$153.3
Book-to-bill ratio	1.24	0.91	1.05
Backlog - total	$329.5	$296.0	$305.7
Backlog - Service and Components	$59.8	$64.8	$58.5
Bookings by Market Segment
Electronics	$51.2	$27.6	$28.8
Research & Industry	$68.0	$57.1	$80.2
Life Sciences	$25.9	$21.7	$11.2
Service and Components	$30.2	$34.0	$33.1
Balance Sheet Highlights
Cash, equivalents, investments, restricted cash	$314.0	$290.8	$455.8
Operating cash generated (used)	$32.2	($0.3)	$11.4
Accounts receivable	$152.3	$173.0	$176.5
Days sales outstanding (DSO)	98	102	110
Inventory turnover	2.2	2.4	2.6
Inventories	$149.9	$157.8	$137.2
Property, plant and equipment	$76.7	$76.2	$68.1
Fixed asset investment (during quarter)	$2.5	$2.3	$5.1
Depreciation expense	$4.2	$4.3	$3.4
Current liabilities	$158.4	$162.3	$236.3
Working capital	$373.0	$361.8	$557.1
Shareholders’ equity	$509.5	$521.5	$456.7
Headcount (permanent and temporary)	1,787	1,804	1,851